UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

BLUE RIDGE BANKSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-39165	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court Suite 101
Richmond, Virginia		23226
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 331-6521

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) to the Current Report on Form 8-K of Blue Ridge Bankshares, Inc. (the "Company") originally filed with the Securities and Exchange Commission on July 28, 2026 (the “Original Report”) amends the Original Report and is being furnished solely to furnish a revised version (the “Revised Exhibit”) of the press release furnished as Exhibit 99.1 to the Original Report (the “Original Exhibit”). Subsequent to the filing of the Original Report, a borrower with loans outstanding to the Company totaling $11.4 million reported that its business had ceased operations. The Company evaluated this subsequent event and revised its estimate of expected credit losses for this credit exposure, as described in Item 2.02 below and reflected in the Revised Exhibit attached as Exhibit 99.1 hereto.

Item 2.02 Results of Operations and Financial Condition.

On July 28, 2026, Blue Ridge Bankshares, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2026. Subsequent to that release, in light of the developments described above, the Company revised its estimate of expected credit losses as of June 30, 2026, resulting in an increase in the specific reserve to $2.9 million on the $11.4 million of loans with the aforementioned borrower. As a result, certain financial results included in the Original Exhibit have been revised. The revisions primarily resulted in an increase of $1.4 million in the Company’s provision for credit losses and an increase of approximately $1.1 million in the Company’s net loss for the quarter ended June 30, 2026. A copy of the Revised Exhibit is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.	Description

99.1	Revised press release dated August 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.

Date:	August 10, 2026	By:	/s/ Judy C. Gavant
Judy C. Gavant Executive Vice President and Chief Financial Officer